Exhibit 99.1

CERTIFICATION

     Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. § 1350, as adopted), David DeWalt, Chief Executive Officer of Documentum, Inc. (the “Company”), and Mark Garrett, the Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 14th day of August, 2002.

By:	/s/ David DeWalt David DeWalt President and Chief Executive Officer

By:	/s/ Mark Garrett Mark Garrett Executive Vice President & Chief Financial Officer